Exhibit 10.5

EXECUTION VERSION

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT dated as of September 1, 2015, and effective as of the Effective Date (as defined below), is entered into between Christopher J. Baldwin (the “Executive”), BJ’s Wholesale Club, Inc., a Delaware corporation (the “Company”), and Beacon Holding Inc., a Delaware corporation (“Beacon”).

W I T N E S S E T H

WHEREAS, the Company is a wholly-owned subsidiary of Beacon; and

WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the sufficiency of which is acknowledged by each party, and intending to be legally bound hereby, the Company, Beacon and the Executive agree as follows:

1. Employment and Duties.

1.1 Employment. Commencing on September 8, 2015 (or such other date as determined by the parties) (the “Effective Date”), the Company agrees to employ the Executive and the Executive agrees to be employed by the Company. The Executive shall remain employed by the Company pursuant to the terms of this Agreement subject to the termination provisions of Section 3 below. The term of the Executive’s employment hereunder is referred to herein as the “Term.”

1.2 Duties. As of the Effective Date, the Executive shall serve the Company as its President and Chief Operating Officer to serve in such capacity or other capacities consistent therewith as designated by the Board of Directors of the Company (the “Company Board”) and the Board of Directors of Beacon (the “Beacon Board” and, together with the Company Board, the “Boards”) or the Chief Executive Officer (“CEO”) and shall have responsibility for, among other things, the Company’s merchandising and membership/marketing functions and store operations. During the Term, the Executive shall serve the Company faithfully, diligently and to the best of his ability and shall devote substantially all of his business time, energy and skill to the affairs of the Company as necessary to perform the duties of his position, and he shall not assume a position in any other business without the express written permission of the Beacon Board; provided that the Executive may upon disclosure to the Beacon Board (i) serve as a member of not more than one for-profit board of directors so long as the Executive receives prior written permission from the Beacon Board (such permission not to be unreasonably withheld); (ii) serve in any capacity with charitable or not-for-profit enterprises so long as there is no material interference with the Executive’s duties to the Company and (iii) make passive investments where the Executive is not obligated or required to, and shall not in fact, devote any managerial efforts. The Company shall have the right to limit the Executive’s participation in any of the foregoing endeavors if the Beacon Board believes, in its sole and exclusive discretion, that the time being spent on such activities infringes upon, or is incompatible with, the Executive’s ability to perform the duties under this Agreement. On the date hereof, the Executive serves as chairman of the board of directors of Morristown Medical Center and as a member of the board of directors of Harlem Lacrosse and Leadership, both non-profit organizations, which continued service the Beacon Board hereby approves so long as there is no material interference with the Executive’s duties to the Company. In addition, as of the Effective Date, the Executive will be appointed or elected to the Boards and, during the Term, shall serve as a member of each of the Boards.

2. Compensation and Benefits.

2.1 Base Salary. The Executive shall receive a base salary at the rate of $825,000 per year. Such base salary shall be subject to periodic increase (but no decrease) from time to time as determined by the Beacon Board in its sole discretion (as may increase from time to time, “Base Salary”). Base Salary shall be payable in such manner and at such times as the Company shall pay base salary to other similarly situated executive employees.

2.2 Annual Cash Bonus. With respect to each fiscal year that commences during the Term, the Executive shall be eligible to receive an annual performance-based cash bonus (the “Annual Cash Bonus”), with a target bonus opportunity equal to 100% of Base Salary for the applicable year, which shall be payable based upon the attainment of individual and/or Company performance goals established by the Beacon Board in its sole discretion in consultation with the Executive. Notwithstanding the foregoing, with respect to the fiscal year ending on January 31, 2016, the Executive shall be eligible to receive a prorated Annual Cash Bonus based on the number of days in which he is employed during such fiscal year; provided that the Annual Cash Bonus for such fiscal year shall not be less than 50% of the aggregate amount of Base Salary accrued in respect of service for such fiscal year. Each such Annual Cash Bonus shall be payable on such date as is determined by the Beacon Board within 120 days following the end of the fiscal year with respect to which it relates. Notwithstanding any other provision of this Section 2.2, no bonus shall be payable with respect to any fiscal year unless the Executive remains continuously employed with the Company during the period beginning on the first day of the applicable fiscal year and ending on the last day of such applicable fiscal year.

2.3 Policies and Fringe Benefits. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein that may be adopted from time to time by the Company. During the Term, the Executive shall be eligible to participate in all benefit programs that the Company establishes and makes available to all of its executives on such terms as the Company shall determine (provided that, for the avoidance of doubt, such eligibility to participate shall be substantially comparable to the eligibility of the CEO, excluding any rights to reimbursement of automobile expenses or provision of a company automobile), to the extent that the Executive meets the eligibility requirements to participate as set forth in the applicable plan or policy. Nothing herein limits the Company’s right to modify, change, limit eligibility or discontinue any plan or policy at any time, with or without prior notice.

2.4 Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable and appropriate travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

2.5 Withholding. All salary and other compensation payable to the Executive pursuant to this Agreement shall be subject to applicable taxes and withholdings.

2.6 Equity Awards. As of the Effective Date, Beacon shall grant the Executive an option (the “Option”) to purchase shares of common stock of Beacon, par value $0.01 (“Common Stock”), under the Second Amended and Restated 2011 Stock Option Plan of Beacon Holding Inc., as it may be amended from time to time (the “Option Plan”), and an award agreement thereunder, substantially in the form of Exhibit A hereto. All shares of Common Stock received upon exercise of the Option shall be subject to the terms of the Management Stockholders Agreement of Beacon, dated as of September 30, 2011, by and among the stockholders of Beacon and certain other parties named therein, as amended from time to time (the “Management Stockholders Agreement”).

2.7 Equity Investment. The Executive may, upon written notice to the Company, not more than thirty (30) days following the Effective Date, elect to purchase shares of Common Stock from Beacon with a total value between $1,000,000 and $1,500,000, at a per share price equal to $41.00. Such purchase shall be subject to the terms of a subscription agreement in the form of Exhibit B hereto and the Management Stockholders Agreement.

2.8 Relocation and Commuting Expenses. During the Term, the Company will reimburse the Executive for reasonable, documented, out-of-pocket relocation expenses of up to $150,000 (plus any tax gross-up, below) incurred by the Executive in connection the Executive’s relocation from the New York metropolitan area to the Boston metropolitan area. In addition to any reimbursement of relocation expenses, from the Effective Date until the date the Executive relocates to the Boston metropolitan area, the Company shall reimburse all reasonable, documented commuting expenses to and from the Executive’s principal residence in the New York metropolitan area (“Commuting Expenses”). The parties agree to cooperate and use commercially reasonable efforts to cause, to the extent permitted by the Internal Revenue Code of 1986, as amended (the “Code”), any reimbursements under this Section 2.8 to be structured in a tax-efficient manner. Notwithstanding the foregoing, the Executive shall be solely liable for all income and employee-paid payroll taxes, if any, related to reimbursements of Commuting Expenses (to the extent not otherwise constituting nontaxable business expense reimbursements) and he shall be grossed up for all income taxes incurred with respect to the reimbursement of other relocation expenses incurred under this Section 2.8.

2.9 Attorney’s Fees. The Company shall pay the Executive’s reasonable and documented attorneys’ fees and expenses incurred by him in connection with the review and negotiation of the terms and conditions of his employment, this Agreement and the documentation with respect to the equity award and investment described in Sections 2.6 and 2.7, up to an aggregate maximum of $30,000.

2.10 Indemnification. With respect to the Executive’s acts or failures to act during the Term in the Executive’s capacity as a director, officer, employee or agent of the Company or Beacon, the Executive shall be entitled to indemnification and to liability insurance coverage provided at the Company’s cost, to the maximum extent permitted under the charter, by-laws and applicable laws, and the Executive shall be insured under any contract of director’s and officer’s liability insurance on the same basis as other directors and officers of the Company; provided, however, that, for the avoidance of doubt, such indemnification will not be provided with respect to any dispute arising under or relating to this Agreement, other than a dispute under this Section 2.10. Such indemnification and insurance coverage shall survive and continue to apply following any termination of employment or the Executive ceasing to be a member of either of the Boards with respect to such acts and omissions that occurred during the Executive’s employment and Board service to the same extent (and over the same post-termination period) as other then-serving officers and directors.

3. Termination of Employment and Benefits Upon Termination.

3.1 General. The Executive’s employment pursuant to this Agreement shall terminate upon the earliest to occur of (i) the Executive’s death, (ii) a termination by reason of disability, (iii) a termination by the Company with or without Cause, or (iv) a termination by the Executive for or without Good Reason. Whenever the Executive’s employment shall terminate, and regardless of the reason for such termination, effective that same date he shall resign all offices, appointments and/or other positions the Executive may hold with the Company including, but not limited to, any parent corporation, subsidiaries or divisions of the Company or any such parent.

3.2 Termination Due to Death. The Executive’s employment shall automatically terminate upon the date of the Executive’s death. No compensation or other benefits shall be payable to or accrue to the Executive hereunder except as follows:

(a) (i) all amounts earned but unpaid hereunder through the date of termination with respect to Base Salary and accrued but unused vacation;

(ii) to the extent not already paid, any Annual Cash Bonus to which the Executive is entitled for the fiscal year ended immediately prior to the date of termination;

(iii) the Executive’s vested account balance under the BJ’s Wholesale Club, Inc. 401(k) Savings Plan for Salaried Employees (or successor plan); and

(iv) any unreimbursed expenses incurred in accordance with Company policy (all amounts under paragraphs (i) through (iv) being, collectively, “Earned Obligations”); and

(b) any amounts the Executive would have been entitled to receive as Annual Cash Bonus had the Executive remained employed by the Company until the end of the fiscal year during which the termination of employment occurs (prorated for the period of active employment during such fiscal year). All such amounts, if any, will be paid at the same time as the Annual Cash Bonus would have been paid for the year in which the termination occurs pursuant to Section 2.2; and

(c) any payments or benefits under other plans of the Company to the extent such plans provide for benefits upon or following the Executive’s death.

3.3 Termination Due to Disability. The Executive’s employment may be terminated by reason of the Executive’s disability, upon notice to the Executive, in the event of the inability of the Executive to perform his duties hereunder by reason of disability, whether by reason of injury (physical or mental), illness (physical or mental) or otherwise. For purposes of this Agreement, a “disability” is defined as the occurrence when the Executive is incapacitated for a continuous period exceeding one hundred twenty (120) days, as certified by a physician selected by the Executive and the Company in good faith. No compensation or other benefits shall be payable to or accrue to the Executive hereunder except as follows:

(a) all Earned Obligations; and

(b) any amounts the Executive would have been entitled to receive as Annual Cash Bonus had the Executive remained employed by the Company until the end of the fiscal year during which the termination of employment occurs (prorated for the period of active employment during such fiscal year). All such amounts, if any, will be paid at the same time as the Annual Cash Bonus would have been paid for the year in which the termination occurs pursuant to Section 2.2; and

(c) any payments or benefits under other plans of the Company to the extent such plans provide for benefits following a termination of employment due to disability.

3.4 Termination by the Company for Cause or by the Executive without Good Reason. The Company may terminate the Executive’s employment at any time for Cause by providing the Executive notice of such termination. For the purpose of this Agreement, termination by the Company for Cause shall refer to the Company’s termination of the Executive’s employment because it has determined, in its sole and exclusive discretion, that he has: (i) refused or willfully failed to devote his full normal working time, skills, knowledge, and abilities to the business of the Company and in promotion of its interests or he has failed to fulfill directives of either of the Boards; (ii) engaged in activities involving dishonesty, willful misconduct, willful violation of any law, rule, regulation or material policy of the Company or breach of fiduciary duty; (iii) committed larceny, embezzlement, conversion or any other act involving the misappropriation of the Company’s funds or property; (iv) been convicted of any crime which reasonably could affect in an adverse manner the reputation of the Company or the Executive’s ability to perform his duties hereunder; (v) been grossly negligent in the performance of his duties; or (vi) materially breached this Agreement including, but not limited to, his obligations set forth in Sections 4 and 5 below. For purposes of this Agreement, no act or omission to act by the Executive shall be “willful” if conducted in good faith or with a reasonable belief that such act or omission was in the best interests of the Company. If the Executive’s employment terminates pursuant to this Section 3.4 by the Company for Cause or by reason of the Executive’s resignation without Good Reason at any time, the Executive shall only receive the Earned Obligations, if any, through his termination date. Nothing herein waives any rights the Company may have for damages or equitable relief in connection with events or circumstances proximately caused by or otherwise arising as a result of conduct constituting “Cause” or due to the Executive’s breach of a fiduciary duty.

3.5 Termination by the Company Without Cause; by the Executive for Good Reason. The Company may terminate the Executive’s employment without Cause at any time effective upon the Executive’s receipt of notice of such termination and the Executive may his terminate employment for Good Reason effective as provided below. No compensation or other benefits shall be payable to or accrue to the Executive in the event of his termination without Cause or for Good Reason except as follows:

(a) all Earned Obligations;

(b) Subject to the Executive entering into a binding and irrevocable release of claims and separation agreement prepared by the Company and the expiration on or before the 60th day after the Executive’s separation from service of any period during which the Executive is entitled to revoke the release, the Executive shall be eligible to receive:

(1) an amount equal to the sum of (A) Base Salary for a period of twelve (12) months after termination (the “Severance Period”) and (B) target Annual Cash Bonus, payable in substantially equal installments over the Severance Period in such manner and at such times as the Executive’s Base Salary was being paid immediately prior to such termination; provided, that such amount shall be paid in a lump sum, on such date on which the first such installment otherwise would have been payable, respecting any such termination occurring upon or following the occurrence of a Change in Control (as defined in the Option Plan; and further provided that such Change in Control also satisfies Treasury Regulation Section 1.409A-3(i)(5));

(2) an amount equal to the difference between the Executive’s actual COBRA premium costs and the amount the Executive would have paid had the Executive continued coverage as an employee under the Company’s applicable health plans without regard to the pre-tax benefits the Executive would have received under the BJ’s Wholesale Club, Inc. Flexible Benefits Plan provided that the Executive elects to continue to participate in the Company’s medical and/or dental plans for team members pursuant to a valid COBRA election (and if and only if such participation is legally and contractually permissible) and provided, however, that the Company’s obligations under this clause 3.5(b)(2) shall (A) not extend beyond the Severance Period, (B) be eliminated if the Executive discontinues COBRA benefits or (C) be reduced or eliminated to the extent that the Executive receives similar coverage and benefits under the plans and programs of a subsequent employer or entity or becomes eligible for similar coverage under a spouse’s employer;

(3) if and only if such termination of employment occurs on or after July 1 of a fiscal year, any amounts the Executive would have been entitled to receive as Annual Cash Bonus had the Executive remained employed by the Company until the end of such fiscal year (prorated based on the number of days employed during such fiscal year). All such amounts, if any, will be paid at the same time as the Annual Cash Bonus would have been paid for the year in which the termination occurs pursuant to Section 2.2; and

(4) any payments or benefits under other plans of the Company to the extent that the plans provide for benefits following a termination of employment.

Notwithstanding the foregoing, the payments and benefits described in Section 3.5(b) above shall immediately terminate, and the Company shall have no further obligations to the Executive with respect thereto, in the event that the Executive (i) becomes employed by Wal-Mart Stores Inc., Costco Wholesale Corporation, or Target Corporation, or any of their respective subsidiaries or affiliates (including, without limitation, Sam’s West, Inc. and Sam’s East, Inc. and any successors thereof); or (ii) breaches any provision of Sections 4 or 5 of this Agreement.

For purposes hereof, “Good Reason” shall mean the occurrence, without the Executive’s prior written consent, of any of: (A) any material adverse change by the Company or Beacon in the Executive’s title, duties, responsibilities (including reporting responsibilities) or authority; (B) the Executive being required to relocate to a principal place of employment more than fifty (50) miles from the Executive’s principal place of employment with the Company on the Effective Date (other than any relocation to the Boston metropolitan area); (C) the failure by the Company or of Beacon to reelect the Executive as a member of the Board or the removal of the Executive therefrom; (D) the failure of the Company or of Beacon to obtain a satisfactory agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform this Agreement; or (E) a material breach by the Company or Beacon of this Agreement or any other agreement between the Executive and either of the Company or Beacon entered into in connection with this Agreement; provided, that, within thirty (30) days after the occurrence of a Good Reason event and prior to the effectiveness of any such termination by the Executive, the Executive shall provide the Company notice of his intent to resign for Good Reason and the basis therefor and allow the Company or Beacon, as applies, thirty (30) days within which to cure the circumstances constituting such Good Reason (if curable), and he shall terminate his employment within sixty (60) days following expiration of such cure period in which such circumstances are not so cured.

3.6 Section 409A of the Code and Special Rules Applicable to Deferred Compensation.

(a) General. The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code and the regulations issued thereunder (collectively, the “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to the Executive under Section 409A, the Company reserves the right (without any obligation to do so or to indemnify the Executive for failure to do so) to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (ii) take such other actions as the Company determines to be necessary or appropriate to exempt the amounts payable hereunder from

Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Executive or any other individual to the Company or Beacon or any of their subsidiaries, affiliates, employees or agents.

(b) Separation from Service under Section 409A. Notwithstanding any provision to the contrary in this Agreement: (i) no amount that constitutes nonqualified deferred compensation for purposes of Section 409A shall be payable pursuant to Section 3.2, 3.3, 3.4 or 3.5 unless the termination of the Executive’s employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations; (ii) for purposes of Section 409A, the Executive’s right to receive installment payments pursuant to this Agreement (including, without limitation, Section 3.5(b)(1)) shall be treated as a right to receive a series of separate and distinct payments; and (iii) to the extent that any reimbursement of expenses or in-kind benefits constitutes nonqualified deferred compensation for purposes of Section 409A, such reimbursement or benefit shall be provided no later than December 31 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year.

(c) Delayed Payment for Specified Employees. Notwithstanding any other provision of this Agreement, if on the date of his separation from service, the Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, no payments that constitute nonqualified deferred compensation for purposes of Section 409A (including any payments pursuant to Section 3.5(b)(1) or a portion thereof) and would otherwise be paid solely as a result of such separation from service shall be paid to the Executive during the six-month period beginning on the date of such separation from service, provided that (i) such delay shall not be required to the extent that the sum of such payments during the six-month period does not exceed two times the lesser of (A) the Executive’s Base Salary for the calendar year preceding the separation from service (adjusted for permanent increases taking effect during such year) or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year of the Executive’s separation from service, (ii) the originally scheduled payment, together with each installment (if any) that would otherwise have been paid to the Executive during the six-month period, shall be paid on the first day of the seventh month following such termination, and (iii) if the Executive dies during the period in which no payment may be made, such period shall immediately end and all installments then due to the Executive shall be paid in accordance with the Executive’s beneficiary designation or, if no such designation has been made or applies, to his estate.

4. Non-Competition and Non-Solicitation.

4.1 Restricted Activities. While the Executive is employed by the Company and for a period of twelve (12) months after the termination or cessation of such employment for any reason, the Executive will not directly or indirectly:

(a) Engage in any activity (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) for Wal-Mart Stores Inc., Costco Wholesale Corporation, or Target Corporation, or any of their respective subsidiaries or affiliates (including, without limitation, Sam’s West, Inc. and Sam’s East, Inc. and any successors thereof), or any other person or entity that competes with the Company with respect to any business or activity of the Company entered into by the Company after the Effective Date; or

(b) Either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by the Executive to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Executive to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at the time of the termination or cessation of the Executive’s employment with the Company; provided that this clause (ii) shall not apply to the solicitation, hiring or engagement of any individual whose employment with the Company has been terminated for a period of six (6) months or longer at the time of such solicitation, hiring or employment.

4.2 Extension of Restrictions. If the Executive violates the provisions of Section 4.1, the twelve (12) month period referred to in Section 4.1 shall recommence and the Executive shall continue to be bound by the restrictions set forth in Section 4.1 until a period of twelve (12) months has expired without any violation of such provisions.

4.3 Interpretation. If any restriction set forth in Section 4.1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

4.4 Equitable Remedies. The restrictions contained in this Section 4 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 4 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Executive agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction (without any requirement to post a bond or other security) from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 4, and the Executive hereby waives the adequacy of a remedy at law as a defense to such relief.

5. Proprietary Information.

5.1 Proprietary Information.

(a) The Executive agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Executive will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by the Beacon Board, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Executive.

(b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Executive shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Executive shall not retain any such materials or copies thereof or any such tangible property.

(c) The Executive agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property set forth in paragraph (b) above also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive.

5.2 Equitable Remedies. The restrictions contained in this Section 5 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 5 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Executive agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction (without any requirement to post a bond or other security) from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 5, and the Executive hereby waives the adequacy of a remedy at law as a defense to such relief.

6. Other Agreements. The Executive represents that his performance of all the terms of this Agreement and the performance of his duties as an employee of the Company do not and will not breach any agreement with any prior employer or other party to which the Executive is a party (including without limitation any nondisclosure or non-competition agreement). Any agreement to which the Executive is a party relating to nondisclosure, non-competition or non-solicitation of employees or customers is listed on Exhibit C attached hereto.

7. Miscellaneous.

7.1 Notices. Any notice delivered under this Agreement shall be deemed duly delivered four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth below:

If to the Company or Beacon:

25 Research Drive

Westborough, Massachusetts 01581

Attn:	General Counsel

with copies to:

CVC Beacon LP

c/o CVC Capital Partners Advisory (U.S.), Inc.

712 Fifth Avenue, 43rd Floor

New York, NY 10019

Attn:	Cameron Breitner
Kenneth Hammond

and

Leonard Green & Partners

11111 Santa Monica Boulevard, #2000

Los Angeles, CA 90025

Attn:	Jonathan A. Seiffer
J. Kristofer Galashan

If to the Executive, the most recent personal address set forth in the records of the Company.

Any party may change the address to which notices are to be delivered by giving notice of such change to the parties in the manner set forth in this Section 7.1.

7.2 Pronouns; Interpretation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. Any use of the words “including”, “include or “includes” shall mean “without limitation”.

7.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement entered into by the Company and the Executive.

7.4 Amendment. This Agreement may be amended or modified only by a written instrument executed by Beacon, the Company and the Executive.

7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof), except as may be preempted by the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq. Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Executive each consents to the jurisdiction of such a court. The Company and the Executive each hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business; provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

7.7 Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. Notwithstanding the foregoing, if the Company is merged with or into a third party which is engaged in multiple lines of business, or if a third party engaged in multiple lines of business succeeds to the Company’s assets or business, then for purposes of Section 4.1(a), the term “Company” shall mean and refer to the business of the Company as it existed immediately prior to such event and as it subsequently develops and not to the third party’s other businesses.

7.8 Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

7.9 Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

7.10 Inconsistency. In the event of any inconsistency between this Agreement and any other plan, program, practice or agreement in which the Executive is are a participant or a party, whether applicable on the date of this Agreement or at any time thereafter, this Agreement will control unless, with the Executive’s prior written consent, such other plan, program, practice or agreement specifically refers to this Agreement as not so controlling.

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THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

BJ’S WHOLESALE CLUB, INC.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

BJ’S WHOLESALE CLUB, INC.

/s/ Laura Sen
Laura Sen
Chief Executive Officer

Acknowledged and agreed as of the first date set forth above:

BEACON HOLDING INC.

/s/ Graham N. Luce
Graham N. Luce
Secretary

Acknowledged and agreed as of the first date set forth above:

CHRISTOPHER J. BALDWIN

/s/ Christopher J. Baldwin	9/1/15

EXHIBIT A

Option Agreement

[see attached]

Exhibit A

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

BEACON HOLDING INC.

THIS AGREEMENT (the “Agreement”) is effective as of [ ● ], 2015 (the “Grant Date”) by and between Beacon Holding Inc., a Delaware corporation (the “Company”) and Christopher J. Baldwin, an employee, consultant or director of the Company or one of its Subsidiaries (hereinafter referred to as the “Optionee”).

WHEREAS, the Board has approved the Second Amended and Restated 2011 Stock Option Plan of Beacon Holding Inc. (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or one of its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option; and

WHEREAS, the Optionee has entered into a Management Stockholders Agreement with the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1 “Base Option” shall have the meaning set forth in Section 2.3.

Section 1.2 “Cause” shall have the meaning set forth in the Employment Agreement, and shall apply for all purposes under this Agreement and the Management Stockholders Agreement (the Management Stockholders Agreement to the contrary notwithstanding).

Section 1.3 “Company” shall have the meaning set forth in the preamble hereto.

Section 1.4 “Confidential Information” shall have the meaning set forth in Section 4.l(a).

Section 1.5 “Disability” shall mean “disability” as defined in the Employment Agreement.

Section 1.6 “Employment Agreement” shall mean that certain Employment Agreement between the Optionee, the Company and BJ’s Wholesale Club, Inc., dated as of September 1, 2015, as may be amended from time to time.

Section 1.7 “Fair Market Value” shall have the meaning set forth in the Plan; provided that, if Common Stock is not publicly traded on an exchange and not quoted on a quotation system, Fair Market Value shall be determined in accordance with (and is subject to disagreement procedures set forth in) the Management Stockholders Agreement.

Section 1.8 “Good Reason” shall have the meaning set forth in the Employment Agreement, and shall apply for all purposes under this Agreement and the Management Stockholders Agreement (the Management Stockholders Agreement to the contrary notwithstanding).

Section 1.9 “Grant Date” shall have the meaning set forth in the preamble hereto.

Section 1.10 “Option” shall mean the non-qualified stock option to purchase Common Stock granted under this Agreement.

Section 1.11 “Optionee” shall have the meaning set forth in the preamble hereto.

Section 1.12 “Outperformance Option” shall have the meaning set forth in Section 2.3.

Section 1.13 “Plan” shall have the meaning set forth in the Recitals hereto.

Section 1.14 “Third Party Information” shall have the meaning set forth in Section 4.3.

Section 1.15 “Work Product” shall have the meaning set forth in Section 4.2.

ARTICLE II.

GRANT OF OPTION

Section 2.1 Grant of Option. In consideration of the Optionee’s agreement to enter into or remain in the employ of, consultancy to or other service relationship with the Company or one of its Subsidiaries, and for other good and valuable consideration, as of the Grant Date, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of 150,000 shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement. The Board shall not exercise its discretion under Section 5.6 of the Plan to impose any restriction that is not explicitly set forth in this Agreement, the Plan or the Management Stockholders Agreement.

Section 2.2 Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

Section 2.3 Option Price. The purchase price of the first 75,000 shares of Common Stock covered by the Option (such portion of the Option, the “Base Option”) shall be $50.00 per share (without commission or other charge), which is not less than 100% of Fair Market Value as of the Grant Date. The purchase price of the remaining 75,000. shares of Common Stock covered by the Option (such portion of the Option, the “Outperformance Option”) shall be $75.00 per share (without commission or other charge), which is more than 100% of Fair Market Value as of the Grant Date.

ARTICLE III.

EXERCISABILITY

Section 3.1 Commencement of Exercisability.

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(a) Subject to Sections 3.1(c), 3.l(d) and 3.3, the Base Option shall vest and become exercisable in four cumulative installments provided that the Optionee remains continuously employed or engaged in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through such date as follows, except as otherwise provided herein:

(i) The first installment shall consist of 10% of the shares covered by the Base Option and shall vest and become exercisable on December 31, 2015;

(ii) The second installment shall consist of 30% of the shares covered by the Base Option and shall vest and become exercisable on December 31, 2016;

(iii) The third installment shall consist of 30% of the shares covered by the Base Option and shall vest and become exercisable on December 31, 2017; and

(iv) The fourth installment shall consist of 30% of the shares covered by the Base Option and shall vest and become exercisable on December 31, 2018.

(b) The Outperformance Option shall vest and become exercisable upon a Change in Control occurring as a result of a definitive transaction document entered into by the Company on or prior to June 30, 2016, provided that the Optionee remains continuously employed or engaged in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through the occurrence of such Change in Control. Except as set forth in this Section 3.1(b) or as otherwise determined by the Committee, no portion of the Outperformance Option which is unexercisable as of July 1, 2016 shall thereafter become exercisable.

(c) Notwithstanding the foregoing provisions of this Section 3.1 but subject to Section 3.3, upon a Change in Control, provided that the Optionee remains continuously employed or engaged in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through the consummation of such Change in Control, 100% of the Base Option shall become fully vested and exercisable immediately prior to the occurrence of such Change in Control.

(d) Upon Termination of Services (i) by the Company without Cause, (ii) by the Optionee for Good Reason, or (iii) due to death or Disability, in each case, during the three-month period immediately prior to any December 31st on which an installment is eligible to vest pursuant to Section 3.1(a), a Prorated Percentage of the shares covered by the Base Option shall become exercisable. ”Prorated Percentage” shall mean the product of (A) the percentage of the shares covered by the Base Option that would have vested had the Optionee remained employed through December 31 of the year in which Termination of Service occurs, and (B) a fraction, the numerator of which is the number of full months of employment or service of the Optionee during the period beginning on the December 31st immediately prior to the Termination of Services and ending on the date of Termination of Services and the denominator of which is twelve (12). Except as set forth in this Section 3.1(d) or as otherwise determined by the Committee, no portion of the Option which is unexercisable at Termination of Services for any reason shall thereafter become exercisable.

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Section 3.2 Duration of Exercisability. The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable.

Section 3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after, and shall expire on, the first to occur of the following events:

(a) The tenth anniversary of the Grant Date; or

(b) Except for such longer period as the Committee may otherwise approve, upon the Optionee’s Termination of Services for any reason other than (i) termination by the Company for Cause or (ii) due to the Optionee’s death or Disability, immediately following the 90th day following the date of such Termination of Services; or

(c) Notwithstanding the provisions of Section 3.1, in the event of the Optionee’s Termination of Services by the Company for Cause, the Optionee shall, immediately prior to such Termination of Services (and subject to such Termination of Services), forfeit the Option, whether vested or unvested; or

(d) In the case of a Termination of Services due to the Optionee’s death or Disability, the expiration of one year from the date of the Optionee’s Termination of Services; or

(e) The date the Optionee first violates any of the restrictive covenants set forth in Article IV.

Section 3.4 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than 10 shares of Common Stock and shall be for whole shares of Common Stock only.

Section 3.5 Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan; provided that, with respect to the Option covered by this Agreement: (a) payment for the shares with respect to which the Option is exercised may be made in the form of shares of Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised and (b) payment of withholding tax obligations arising in connection with the exercise of the Option may be made by the Optionee electing to have the Company withhold from the Common Stock to be issued that number of shares of Common Stock having a Fair Market Value equal to the amount required to be withheld (based on minimum applicable statutory withholding rates), determined on the date that the amount of tax to be withheld is determined.

ARTICLE IV.

RESTRICTIVE COVENANTS

Section 4.1 Obligation to Maintain Confidentiality.

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(a) The Optionee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “Confidential Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Confidential Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Optionee will not disclose any Confidential Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by the Board, either during or after his employment with the Company, unless and until such Confidential Information has become public knowledge without fault by the Optionee.

(b) The Optionee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Confidential Information, whether created by the Optionee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Optionee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Optionee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Optionee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Optionee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property set forth in paragraph (b) above also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Optionee.

Section 4.2 Ownership of Property. Optionee acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s or any of its Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that were or are conceived, developed, contributed to, made, or reduced to practice by Optionee (either solely or jointly with others) while employed by or in the service of the Company or any of its Subsidiaries or Affiliates (including, without limitation, prior to the date of this Agreement) (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company or such Subsidiary or Affiliate and Optionee hereby assigns, and agrees to assign, all of the above Work Product to the Company or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Optionee in the course of Optionee’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is

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not a “work made for hire,” Optionee hereby assigns and agrees to assign to the Company or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Optionee shall as promptly as practicable under the circumstances disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after Optionee’s employment with or service to the Company and its Subsidiaries and Affiliates) to establish and confirm the Company’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

Section 4.3 Third Party Information. Optionee understands that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of Optionee’s employment with or service to the Company or its Subsidiaries or Affiliates and thereafter, and without in any way limiting the provisions of Section 4.1 above, Optionee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use, except in connection with Optionee’s work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the Company in writing or unless and to the extent that the Third Party Information, (a) becomes generally known to and available for use by the public other than as a result of Optionee’s acts or omissions to act, (b) was known to Optionee prior to Optionee’s employment with or service to the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order.

Section 4.4 Use of Information of Prior Employers. During Optionee’s employment and/or services, Optionee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom Optionee has an obligation of confidentiality, and will not bring onto the premises of the Company, its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other person to whom Optionee has an obligation of confidentiality unless consented to in writing by the former employer or person. Optionee will use in the performance of Optionee’s duties only information which is (a)(i) common knowledge in the industry or (ii) otherwise legally in the public domain, (b) otherwise provided or developed by the Company, its Subsidiaries or Affiliates or (c) in the case of materials, property or information belonging to any former employer or other person to whom Optionee has an obligation of confidentiality, approved for such use in writing by such former employer or person.

Section 4.5 Noncompetition; Nonsolicitation. Optionee acknowledges that, in the course of Optionee’s employment and/or services, Optionee will become familiar with the Company’s and its Subsidiaries’ and Affiliates’ trade secrets and with other confidential information concerning the Company and its Subsidiaries and Affiliates and that Optionee’s services will be of special, unique and extraordinary value to the Company and its Subsidiaries and Affiliates. Therefore, Optionee agrees that:

(a) Restriction. While employed or engaged by the Company or any of its Subsidiaries or Affiliates, and for a period beginning on the date of Optionee’s Termination of Services for any reason and ending on the first anniversary of such date of Termination of Services, Optionee shall not (i) directly or indirectly through another entity induce or attempt to induce any

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customer, supplier, licensee or other business relation of the Company or its Subsidiaries or Affiliates to cease doing business with the Company or its Subsidiaries or Affiliates or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its Subsidiaries or Affiliates, (ii) engage in any activity (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) for Wal-Mart Stores Inc., Costco Wholesale Corporation, or Target Corporation, or any of their respective subsidiaries or affiliates (including, without limitation, Sam’s West, Inc. and Sam’s East, Inc. and any successors thereof), or any other person or entity that competes with the Company with respect to any business or activity of the Company entered into by the Company after the Grant Date, or (iii) either alone or in association with others (A) solicit, or permit any organization directly or indirectly controlled by the Optionee to solicit, any employee of the Company to leave the employ of the Company, or (B) solicit for employment, hire or engage a an independent contractor, or permit any organization directly or indirectly controlled by the Optionee to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at the time of the termination or cessation of the Optionee’s employment with the Company; provided that this clause (B) shall not apply to the solicitation, hiring or engagement of any individual whose employment with the Company has been terminated for a period of six (6) months or longer at the time of such solicitation, hiring or employment.

(b) Enforcement. If, at the time of enforcement of Section 4.5(a), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Optionee agrees that because his or her services are unique and Optionee has access to confidential information, money damages would be an inadequate remedy for any breach of this Article IV. Optionee agrees that the Company, its Subsidiaries and Affiliates, in the event of a breach or threatened breach of this Article IV, may seek injunctive or other equitable relief in addition to any other remedy available to them in a court of competent jurisdiction without posting bond or other security.

(c) Non-disparagement. Optionee agrees that at no time during his employment or engagement by the Company or any of its Subsidiaries or Affiliates or thereafter, shall he make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Company or any of its Subsidiaries or Affiliates or any of their respective directors, officers or employees. The Company agrees that at no time during Optionee’s employment or engagement by the Company or any of its Subsidiaries or Affiliates or thereafter, shall the Company (through any public statement) or any of the then-current officers or directors of the Company or any Subsidiary of the Company (each such person a “Company Party”) make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of Optionee; provided, that neither Optionee nor any Company Party shall be required to make any untruthful statement or to violate any law.

Section 4.6 Acknowledgments. Optionee acknowledges that the provisions of this Article IV are (a) in addition to, and not in limitation of, any obligation of Optionee’s under the terms of any employment agreement with the Company or any of its Subsidiaries or Affiliates, (b) in consideration

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of (i) employment with or engagement by the Company or any of its Subsidiaries or Affiliates, (ii) the issuance of the Option by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Optionee agrees and acknowledges that the restrictions contained in Article IV do not preclude Optionee from earning a livelihood, nor do they unreasonably impose limitations on Optionee’s ability to earn a living. Optionee agrees and acknowledges that the potential harm to the Company or its Subsidiaries or Affiliates of the non-enforcement of this Article IV outweighs any potential harm to Optionee of its enforcement by injunction or otherwise. Optionee acknowledges that he or she has carefully read this Agreement and has given careful consideration to the restraints imposed upon Optionee by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, and its Subsidiaries and Affiliates now existing or to be developed in the future. Optionee expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

Section 4.7 Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, if Optionee violates any of the restrictive covenants set forth in Section 4.5(a), then Optionee shall pay to the Company in cash any financial gain Optionee realizes from exercising all or a portion of this Option. For purposes of this Section 4.7, “financial gain” shall equal any excess of the Fair Market Value of the Common Stock on the date of exercise over the purchase price set forth in Section 2.3, multiplied by the number of shares of Common Stock purchased pursuant to the exercise (without reduction for any shares of Common Stock surrendered). By accepting this Option, Optionee consents to and authorizes the Company to deduct from any amounts payable by the Company to Optionee any amounts Optionee owes to the Company under this Section 4.7. This right of set-off is in addition to any other remedies the Company may have against Optionee for Optionee’s breach of this Agreement. Optionee’s obligations under this Section 4.7 shall be cumulative (but not duplicative) of any similar obligations Optionee has pursuant to this Agreement or any other agreement with the Company.

ARTICLE V.

OTHER PROVISIONS

Section 5.1 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of, or providing services to, the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Optionee.

Section 5.2 Shares Subject to Plan and Management Stockholders Agreement; Entire Agreement. The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Management Stockholders Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement (together with the Plan and the Management Stockholders Agreement) shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

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Section 5.3 Construction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.4 Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.5 Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as provided by Section 7.1 of the Plan, none of the amendment, suspension or termination of this Agreement shall, without the consent of the Optionee, alter or impair any rights or obligations under the Option.

Section 5.6 Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee determines that this Option may be subject to Section 409A of the Code, the Committee may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A of the Code; provided that the Committee shall notify the Optionee in writing of any amendment, policy or procedure so adopted that adversely alters or impairs the Optionee’s rights and the Optionee may reject the application of such amendment, policy or procedure by written notice to the Company, it being understood that the Optionee will thereby accept any risk of adverse tax treatment and indemnify the Company for any taxes, interest and penalties incurred by the Company in relation to such adverse tax treatment. Notwithstanding anything herein to the contrary, no provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Code from the Optionee or other Person to the Company or any of its Affiliates, employees or agents.

[signature page follows]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto, effective as of the date first above written.

BEACON HOLDING INC.

By:

Its:

Christopher J. Baldwin

Residence Address:

Optionee’s Social Security Number:

EXHIBIT B

Subscription Agreement

[See attached]

Exhibit B

THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. TRANSFER OF SUCH SECURITIES IS ALSO RESTRICTED BY THE TERMS OF THIS AGREEMENT AND BY THE TERMS OF THE MANAGEMENT STOCKHOLDERS AGREEMENT WITH BEACON HOLDING INC.

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the “Agreement”), effective as of [             ] (the “Purchase Date”), is entered into by and among Beacon Holding Inc., a Delaware corporation (the “Company”), and [            ] (the “Participant”).

WHEREAS, subject to the terms and conditions of this Agreement, the Participant desires to subscribe for and purchase from the Company, and the Company desires to issue and sell the Participant, for cash in the amount set forth in Section 1.1 hereof, shares of the Company’s common stock, par value $0.01 per share (“Shares”) (such purchase and sale of Shares is referred to herein as the “Subscription”); and

WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement, the Company, the Participant, and certain stockholders of the Company will enter into a Management Stockholders Agreement attached hereto as Annex A (the “Management Stockholders Agreement”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

1. Purchase and Sale of Shares.

1.1 Purchase and Sale of Shares. On the terms and conditions set forth herein, the Participant hereby subscribes for and agrees to purchase, [            ] Shares (the “Purchased Shares”) for $[            ] per Share (with an aggregate purchase price of [            ] (the “Purchase Price”)), and the Company, in reliance upon the representations, warranties and agreements of the Participant contained herein, hereby agrees to issue and sell to the Participant, the Purchased Shares. The purchase shall take place on the Purchase Date.

1.2 Issuance of Shares. On the Purchase Date, (a) the Company will issue the Purchased Shares to Participant [and shall deliver to Participant share certificates representing the Purchased Shares] free and clear of all liens (other than such liens arising under applicable securities laws and the Management Stockholders Agreement) and such other documents and instruments necessary to vest in Participant good and marketable title to the Purchased Shares and (b) in consideration of the issuance of the Purchased Shares to the Participant[, and against delivery to the Participant of one or more share certificates representing Shares underlying the Purchased Shares,] the Participant shall pay to the Company the Purchase Price for the Purchased Shares.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Participant as follows.

2.1 The Company represents and warrants that the authorized capital stock of the Company includes Shares. Upon issuance of the Purchased Shares to the Participant in exchange for the Purchase Price, the Purchased Shares will be validly issued, fully paid and non assessable and free and clear of all taxes, liens and restrictions on transfer, other than such liens and restrictions on transfer arising under applicable securities laws and the Management Stockholders Agreement.

2.2 The Company represents and warrants that (a) it is duly organized and incorporated and validly existing and in good standing under the laws of Delaware, having full power and authority to own its properties and to carry on its business as conducted as contemplated to be conducted immediately following the date hereof and (b) the Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby.

2.3 The Company represents and warrants that this Agreement has been duly executed and delivered by the Company and the Company has obtained the necessary authorization to execute and deliver this Agreement and to perform its obligations contained herein and to consummate the transactions contemplated hereby and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2.4 The Company represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with the organizational documents of the Company, or (b) conflict with or cause a material default under any material agreement to which the Company is a party.

3. Representations and Warranties of the Participant. The Participant hereby represents and warrants to the Company as follows.

3.1 Organization. The Participant, if an entity, is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Participant, if a natural person, is of legal age, competent to enter into a contractual obligation, and a citizen of the United States of America. The principal place of business or principal residence of the Participant is as shown on the Signature Page of this Agreement.

3.2 Authority. The Participant has the requisite power and authority to deliver this Agreement, perform the Participant’s obligations herein, and consummate the transactions contemplated hereby. The Participant has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform the Participant’s obligations contained herein and to consummate the transactions contemplated hereby. This Agreement is a valid, legal and binding obligation of the Participant, enforceable against the Participant in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of

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creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

3.3 Participant Intent. The Participant is acquiring the Purchased Shares for the Participant’s own account as principal, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution. The Participant is not subscribing for the Purchased Shares from the Company in a fiduciary capacity.

3.4 Financial Status. (a) The Participant is either:

(i)	an Accredited Investor (as defined in Rule 501(a)(3), (5), (6), (7) or (8) of Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Securities Act”)) and, if a natural person, (A) the Participant’s individual net worth or joint net worth with the Participant’s spouse at the time of the execution of this Agreement is in excess of $1,000,000 or (B) the Participant had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with the Participant’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. For purposes of the foregoing clause (A), “net worth” means total assets (including personal property and other assets, but excluding the value of the Participant’s primary residence) in excess of total liabilities (including only the indebtedness secured by the Participant’s primary residence in excess of the value of such residence); or

(ii)	a sophisticated investor and has knowledge and experience in financial and business matters such that the Participant is capable of evaluating the merits and risks of purchasing the Purchased Shares.

(b) The Participant is able to bear the economic risk of an investment in the Purchased Shares for an indefinite period of time, has adequate means of providing for his or her current financial needs and personal contingencies, has no need for liquidity in the investment in the Purchased Shares, understands that the Participant may not be able to liquidate his or her investment in the Company in an emergency, if at all, and can afford a complete loss of the investment.

(c) The Participant has delivered to the Company an executed Investment Qualification Questionnaire in the form attached hereto as Annex B. The information contained therein is true, accurate and complete in all material respects.

3.5 No General Solicitation. The Participant has received no general solicitation or general advertisement in connection with the Subscription or an investment in the Company. The Participant has received no other representations or warranties from the Company or any other person acting on behalf of the Company, other than those contained in this Agreement.

3.6 No Reliance. The Participant did not look to, or rely in any manner upon, the Company or any of their respective affiliates, directors, officers, employees or representatives for

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advice about tax, financial or legal consequences of a purchase of or investment in the Purchased Shares, and none of the Company or any of their respective affiliates, directors, officers, employees or representatives has made or is making any representations to the Participant about, or guaranties of, tax, financial or legal outcomes of a purchase of or an investment in the Purchased Shares.

3.7 Accuracy of Information. As of the Purchase Date, the representations and warranties of the Participant contained herein and all information provided by the Participant to the Company concerning the Participant, its financial position and its knowledge of financial and business matters set forth in the Investment Qualification Questionnaire, are correct and complete.

4. Agreements and Acknowledgements of the Participant. The Participant hereby agrees and acknowledges to the Company as follows:

4.1 No Registration. The Participant understands and agrees that the Purchased Shares are being acquired by the Participant in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. The Participant understands that the Purchased Shares have not been, and will not be, approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Participant by the Company. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Purchased Shares or an investment in the Company.

4.2 Limitations on Disposition and Resale. The Participant understands and acknowledges that the Shares have not been and will not (unless pursuant to the Management Stockholders Agreement) be registered under the Securities Act or the securities laws of any state and, unless the Shares are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. The Participant understands that it may not be possible for the Participant to liquidate his or her investment in the Company, and agrees not to sell, transfer or otherwise dispose of the Shares unless the Shares have been so registered or an exemption from the requirement of registration is available under the Securities Act and any applicable state securities laws. The Participant further acknowledges and agrees that his or her ability to dispose of the Shares will be subject to restrictions contained in the Management Stockholders Agreement. The Participant recognizes that there will not be any public trading market for the Shares and, as a result, the Participant may be unable to sell or dispose of its interest in the Company. The Participant further acknowledges and agrees that, except as may be set forth in the Management Stockholders Agreement, the Company shall have no obligation to register the Shares.

4.3 Legends. The Participant acknowledges and agrees that the certificates representing the Shares (if certificated) will bear the following legends (or such other legends as may be determined by the Company):

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“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXCHANGED UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR OTHER DISPOSITION OR EXCHANGE COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 30, 2011, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND THE STOCKHOLDERS PARTY THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND ANY TRANSFER IN VIOLATION OF SUCH MANAGEMENT STOCKHOLDERS AGREEMENT SHALL BE NULL AND VOID.”

4.4 Information Regarding the Company. The Participant acknowledges that (a) the Company has made available to the Participant, a reasonable time prior to the date of this Agreement, information concerning the Company sufficient for the Participant to make an informed decision regarding an investment in Shares and an opportunity to ask questions and receive answers concerning Shares; (b) the Company has made available to the Participant, a reasonable time prior to the date of this Agreement, the opportunity to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense deemed necessary by the Participant to verify the accuracy of the information provided, and the Participant believes that it has received all such additional information requested; and (c) the Participant has not relied on the Company or any of their respective affiliates, officers, employees or representatives in connection with the Participant’s investigation or the accuracy of the information provided or in making any investment decision.

4.5 Irrevocable Subscription. Each of the Participant and the Company understands that this Subscription is irrevocable, except as expressly provided herein or otherwise provided in any applicable federal or state law governing this Agreement and the transactions contemplated herein.

5. Governing Law; Severability. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected thereby, and that provision shall be enforced to the greater extent permitted by law.

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6. Assignment. This Agreement shall not be assignable or otherwise transferable by the Purchaser without the prior written consent of the Company (which may be withheld in the Company’s sole discretion). Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors, assigns, executors and administrators.

7. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same document.

8. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only in a writing executed by the party to be bound thereby.

9. Amendment. Except as expressly set forth herein, this Agreement may be amended, modified or supplemented only by a written instrument executed by the Participant and the Company.

10. Management Stockholders Agreement; Further Assurances. As a condition to purchasing the Purchased Shares pursuant to this Agreement, the Participant shall enter into the Management Stockholders Agreement. In addition, the Participant agrees to execute any and all further documents reasonably necessary to become a stockholder of the Company and to execute and deliver any and all further documents and writings, and to perform such other actions, as may be or become reasonably necessary or expedient to effect and carry out the terms of this Agreement; provided that no such documents or writings shall impose any additional restrictions or requirements on Participant.

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IN WITNESS WHEREOF, the parties have hereby executed this Subscription Agreement as of the date set forth above.

BEACON HOLDING INC.

By:

Name:

Title:

PARTICIPANT

[ ]

Signature

Signature of Spouse

(Street Address)

(City and State) (Zip Code)

Telephone Number

Social Security Number or
Taxpayer Identification Number

Annex A

Management Stockholders Agreement

of

Beacon Holding Inc.

Annex B

CONFIDENTIAL INVESTMENT QUALIFICATION QUESTIONNAIRE

BEACON HOLDING INC.

A Delaware Corporation (the “Company”)

SPECIAL INSTRUCTIONS

In order to establish the availability under federal and state securities laws of an exemption from registration or qualification requirements for the proposed Subscription, you are required to represent and warrant, and by executing and delivering this questionnaire will be deemed to have represented and warranted, that the information stated herein is, as of the date executed, true, accurate and complete to the best of your knowledge and belief, and may be relied on by the Company. Further, by executing and delivering this questionnaire you agree to notify the Company and supply corrective information promptly if, prior to the consummation of your purchase and sale of Shares, any such information becomes inaccurate or incomplete. Your execution of this questionnaire does not constitute any indication of your intent to subscribe for the Shares.

1.	General Information.

a. Name(s) of prospective participant(s):

b. Address:

c. Telephone Number:

d. State where registered to vote:

e. Social Security Number:

f. Please state the Participant’s education and degrees earned:

Degree	School	Year

g. Current occupation (if retired, describe last occupation):

Employer:

Nature of Business:

Position:

Business Address:

Telephone Number:

2.	Accreditation. Does the Participant satisfy one or more of the following accredited investor requirements? Contact the Company if none of the following is applicable.

The Participant is:

☐	A natural person whose net worth (or joint net worth with my spouse) is in excess of $1,000,000 as of the date hereof. For purposes of the foregoing, “net worth” means total assets (including personal property and other assets, but excluding the value of the Participant’s primary residence) in excess of total liabilities (including only the indebtedness secured by the Participant’s primary residence in excess of the value of such residence).

☐	A natural person whose income in the prior two years was, and whose income in the current year is reasonably expected to be, in excess of $200,000 or whose joint income with his or her spouse in the prior two years was, and is reasonably expected to be in the current year, in excess of $300,000.

☐	A director or executive officer of the Company.

[The remainder of this page is blank]

PARTICIPANT

(Signature)

(Print Name)

(Address)

Social Security Number:

Spouse of Participant:

(Signature)

EXHIBIT C

Agreements containing Restrictive Covenants

None.

Exhibit C

Executive’s initials